Texas South Energy, Inc. 10-Q

Exhibit 10.3

AMENDMENT NO. 2 TO NOTE AGREEMENT

This Amendment #2 (“Amendment”) amends that certain Note Agreement dated June 12, 2014 which was previously amended June 30, 2015 (“Agreement”) and is made by and between Texas South Energy, Inc., a Nevada corporation (“Company”), and Elefterios Aligizakis (“Holder”) effective as of March 11, 2016. Holder was assigned this Agreement by Smart Victory Holdings and is the current owner of the note governed by the Agreement.

1.

For good and valuable consideration, the receipt and sufficiency of which is hereby accepted and acknowledged, the parties hereto agree to amend and extend the maturity date from June 30, 2016 to October 1, 2017.

2.

No Other Amendments. Except as set forth in Section 1, the Agreement shall be extended and shall remain in full force and effect as currently in effect.

3.

Severability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable, all other provisions of this Amendment shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be effected thereby.

4.

Counterparts. This Amendment may be executed in multiple counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

5.

Entire Agreement. This Amendment and the Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

6.

Defined Terms. Defined terms used in this Amendment shall have the meaning ascribed to them herein or in the Agreement.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

Texas South Energy, Inc.

By:
James Askew, Chief Executive Officer	Elefterios Aligizakis